      As filed with the Securities and Exchange Commission on April 3, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          GLOBAL CAPITAL PARTNERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     52-1807562
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                         6000 Fairview Road, Suite 1420
                               Charlotte, NC 28210
          (Address of Principal Executive Offices, Including Zip Code)

                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Martin A. Sumichrast
                 Chairman, Chief Executive Officer and President
                         6000 Fairview Road, Suite 1410
                               Charlotte, NC 28210
                                 (704) 643-8220
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                            -----------------------

                                    COPY TO:

                             Paul F. McCurdy, Esq.
                            Kelley Drye & Warren LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

 Title of Securities        Amount to be        Proposed Maximum       Proposed Maximum           Amount of
to be Registered           Registered (1),(3)  Offering Price Per     Aggregate Offering      Registration Fee
                                                   Share(2),(3)             Price (2)
--------------------------------------------------------------------------------------------------------------------

Common Stock,               600,000               $8.0625                 $4,837,500             $1,277.10
Par value $.05 per share   shares(2)
=====================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act, there are also registered hereunder such additional Common Shares as may become issuable under the 1996 Stock Option Plan through the operation of applicable anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated based on the average of the high and low trading prices for the Common Stock on February 29, 2000 as reported by Nasdaq SmallCap Market.

(3) This Registration Statement on Form S-8 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). 600,000 shares of Common Stock were previously registered, and a fee of $1,139.87 was previously paid, under our Registration Statement on Form S-8, no. 333-25887 and our Registration Statement on Form S-8, no. 333-56973, each of which is hereby combined with this Registration Statement under Rule 429.

                                EXPLANATORY NOTE

         The purpose of this Registration Statement on Form S-8 File No. 333-56973 of Global Capital Partners, Inc. (the "Registrant") is to register an additional 600,000 shares of the Registrant's common stock, par value $.05 per share (the "Common Stock"), issuable pursuant to the Registrant's 1996 Stock Option Plan, as amended on December 17, 1997, April 12, 1999 and November 9, 1999 (the "Plan").

         The  contents  of   Registration   Statement  File   No. 333-25887  and
Registration Statement File No. 333-56973, each previously filed by the Registrant and relating to 400,000 and 200,000 shares, respectively, of the Common Stock to be offered pursuant to the Plan, are incorporated by reference hereto pursuant to General Instruction E to Form S-8.



         The document(s) containing the information concerning the 1996 Option Plan, as amended (the "Plan") of Eastbrokers International Incorporated (the "Registrant") specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to incorporate by reference the information we file with it. The information incorporated by reference is considered to be part of this report, and later information filed with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended.

        o  Our Annual Report on Form 10-KSB for the year ended March 31,
           1999.(1)

        o  Our Quarterly Report on Form 10-QSB for the quarter ended June 30,
           1999.

        o Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

        o Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999.

        o  Our Current Report on Form 8-K filed on December 7, 1999.

        o  Our Current Report on Form 8-K/A filed on February 7, 1999. (1)

        o Our Proxy Statement relating to the Annual Meeting of Stockholders held on November 9, 1999, filed on October 4, 1999.

        o Our Proxy Statement relating to the Special Meeting of Stockholders on January 31, 2000, filed on January 10, 2000.

        o The description of the Common Stock as set forth in our Registration Statement on Form S-1 No. 33-89544 filed with the SEC on February 15, 1995 including any amendment thereto or report filed for the purpose of updating such description.


---------------------
(1) Financial statements for the year ended March 31, 1999 have been restated, as required, to reflect the November 23, 1999 acquisitions of The JB Sutton Group, LLC which was accounted for under the purchase method of accounting. Such financial statements are included in our amended Current Report on Form 8-K filed on February 7, 2000.

ITEM 8.  EXHIBITS.

         The following opinion and consents are attached hereto as exhibits:

   Exhibit No.                              Description
   -----------                              ------------

       5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered.

      23.1            Consent of Spicer, Jeffries & Co.

      23.2            Consent of BDO Seidman, LLP

      23.3            Consent of Kelley Drye & Warren LLP (included in
                      Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on this 31st day of March, 2000.

                                      GLOBAL CAPITAL PARTNERS, INC.


                                      By:/s/ Martin A. Sumichrast
                                         ---------------------------------------
                                         Name:   Martin A. Sumichrast
                                         Title:  Chairman, Chief Executive
                                                 Officer, President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    Signature                                        Title                             Date
                    ---------                                        -----                             ----
/s/ Martin A. Sumichrast
---------------------------------                       Chairman, Chief Executive Officer,
Martin A. Sumichrast                                         President and Director               March 31, 2000
                                                         (Principal Executive Officer)
/s/ Kevin D. McNeil
---------------------------------                     Vice President, Secretary, Treasurer
Kevin D. McNeil                                           and Chief Financial Officer             March 31, 2000
                                                      (Principal Financial and Accounting
                                                                    Officer)
/s/ Michael Sumichrast, Ph.D
---------------------------------                                   Director                      March 31, 2000
Michael Sumichrast, Ph.D

                                                                    Director
---------------------------------
Wolfgang Kossner

/s/ Dr. Lawrence Chimerine                                          Director                      March 31, 2000
---------------------------------
Dr. Lawrence Chimerine

/s/ Jay R. Schifferli, Esq.                                         Director                      March 31, 2000
---------------------------------
Jay R. Schifferli, Esq.



                                  EXHIBIT INDEX





Exhibit
Number                         Description
-------                        -----------

 5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities registered hereunder.

 23.1      Consent of Spicer, Jefferies & Co.

 23.2      Consent of BDO Seidman, LLP

 23.3      Consent of Kelley Drye & Warren LLP (included in
           Exhibit 5.1).